                                                                     EXHIBIT 4.2

THIS WARRANT SHALL BE NON-TRANSFERABLE, EXCEPT IN THE CASE OF THE HOLDER'S DEATH, AND THEREUPON ONLY BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION. UPON THE DEATH OF THE HOLDER, THE DECEASED HOLDER'S LEGAL OR PERSONAL REPRESENTATIVE, OR ANY PERMITTED TRANSFEREE OF THIS WARRANT SHALL, WITHIN 30 DAYS OF THE HOLDER'S DEATH, NOTIFY THE COMPANY OF SUCH EVENT AND THE NEW HOLDER'S NAME, ADDRESS AND CAPACITY IN WHICH THIS WARRANT IS HELD. SUCH PERMITTED TRANSFEREE WILL BE SUBJECT TO, AND BOUND BY, THE TERMS AND PROVISIONS OF THIS WARRANT TO THE SAME EXTENT AS THE ORIGINAL HOLDER.



                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                        SATILLA FINANCIAL SERVICES, INC.



               DATE OF INITIAL ISSUANCE: __________________, 1999


         THIS CERTIFIES THAT, for value received, _____________________________ (the "Holder") is entitled to purchase, subject to the exercise and other provisions of this Warrant, from Satilla Financial Services, Inc. (the "Company") at any time prior to March 31, 2009, up to _______________ shares (as such number of shares may be adjusted in accordance with Section 2 hereof, the "Warrant Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at any time and from time to time, in whole or in part, at an exercise price per share of $10.00 (subject to adjustment as provided in Section 2 hereof, the "Exercise Price"). This Warrant shall expire on March 31, 2009.


SECTION 1.        EXERCISE OF WARRANT.

         1.1. Vesting. The Holder's rights under this Warrant are fully vested as of the date hereof.

         1.2. Exercisability. This Warrant shall become exercisable on the third anniversary of date hereof, unless required pursuant to Section 3.4 hereof.

         1.3.     Procedure for Exercise of Warrant.

         (a) To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at any time prior to March 31, 2009: (i) a completed and signed Notice of Exercise (including the Substitute Form W-9, which forms a part thereof), as attached hereto as Schedule A; (ii) cash or a certified or official bank check, payable to the order of the Company in the amount of the aggregate Exercise Price for the Warrant Shares being purchased; and (iii) this Warrant. Upon irrevocable payment in good collected funds of the aggregate Exercise Price (rounded up to the nearest cent) for the Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder.

         (b) The Company shall, as promptly as practicable after completion of the actions specified in Section 1.3(a), cause to be executed, and deliver to the Holder a certificate representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such stock certificates.

         1.4. Restrictive Legend. Each certificate for Warrant Shares shall contain the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO:
         (I) THE PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF ____________, 1999, BY AND BETWEEN SATILLA FINANCIAL SERVICES, INC. AND THE HOLDER OF SUCH WARRANT AGREEMENT, AND (II) THE RESALE RESTRICTIONS OF RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED, AS THEY RELATE TO AFFILIATES OF THE COMPANY, A SUMMARY OF WHICH RESTRICTIONS ARE INCLUDED IN THE COMPANY'S PROSPECTUS, DATED ________________, 1999, COVERING THE OFFER AND SALE OF THE WARRANT. COPIES OF THE WARRANT AND A SUMMARY DESCRIPTION OF SUCH RESALE RESTRICTIONS MAY BE OBTAINED FROM THE COMPANY."

         1.5. Character of Warrant Shares. The Company represents and warrants that all Warrant Shares shall be duly authorized, validly issued, and, upon payment of the Exercise Price therefor, fully paid and nonassessable.



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SECTION 2. CERTAIN ADJUSTMENTS

         2.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (i) establish a record date for the determination of holders of record of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional Shares of the Company's Common Stock,

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (I) the Warrant Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (II) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the Warrant Shares for which this Warrant is exercisable immediately after such adjustment.

         2.2. Adjustment Procedures. The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:

                  (a) When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) Fractional Interests. In computing adjustments under this
         Section 2, fractional interests in the Common Stock shall be taken into account to the nearest 1/10th of a share. In no event, however, shall fractional shares or scrip representing fractional shares be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made to the Holder in an amount equal to such fraction multiplied by the Exercise Price per share.

                  (c) When Adjustment Not Required. If the Company shall establish a record date for the determination of the holders of record of the Common Stock for the purpose of entitling such holders to receive a dividend payable in Common Stock and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         2.3. Reorganization, Reclassification, Merger, Consolidation or Share Exchange. If the Company at any time reorganizes or reclassifies the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with, another corporation (where the Company is not the continuing corporation after such merger or consolidation), the Holder shall thereafter be entitled to receive upon exercise of this Warrant in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon such reorganization, reclassification, consolidation, merger or share exchange had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or share exchange (subject to subsequent adjustments under this Section
2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment.

         If any such reorganization, reclassification, consolidation, merger or share exchange results in a cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company or its successors and assigns shall, upon distribution to such Holder, consider the Exercise Price to have been paid in full, and in making settlement to such Holder, shall deduct an amount equal to the Exercise Price from the amount payable to such Holder. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger, consolidation or share exchange unless prior to the consummation thereof, the corporation that may be required to deliver any stock, securities or other assets upon the exercise of this Warrant shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the Holder. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation, merger or share exchange for the foregoing purposes.

         2.4. Officer's Certificate. Upon each adjustment of the Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of a responsible officer of the Company, stating the adjusted Exercise Price, the adjusted number of Warrant Shares so issuable, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate to the Holder. Such calculation shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of Warrant Shares so issuable, absent manifest error.

         2.5 Notice of Certain Proposed Actions. In the event the Company shall propose to take any action of the types described in Sections 2.1 or 2.3, the Company shall forward, at the same time and in the same manner, to the Holder such notice and related proxy or other materials,


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

if any, that the Company gives to the holders of Company Common Stock. Failure to give such notice, or any defect therein, however, shall not affect the legality or validity of any such action.


SECTION 3. OWNERSHIP AND TRANSFER.

         3.1. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant to the Company for registration of transfer as provided in Section 3.2.

         3.2. Non-Transferable. This Warrant shall be non-transferable, except in the case of the Holder's death, and thereupon only by will or under the laws of descent and distribution. Upon the death of the Holder, the deceased Holder's heirs, legal or personal representative, or any permitted transferee of this Warrant shall, within 30 days of the Holder's death, notify the Company of such event and the new holder's name, address and capacity in which this Warrant is held, and present letters testamentary, a death certificate and such other information as the Company may reasonably request to ascertain the authority of such person. Such permitted transferee will be subject to, and bound by, the terms and provisions of this Warrant to the same extent as the original Holder.

         3.3. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant.

         3.4 Directed Exercise, Call or Forfeiture by Regulatory Agencies. In the event that the Georgia Department of Banking and Finance (the "Department"), the Federal Deposit Insurance Corporation (the "FDIC") or the Board of Governors of the Federal Reserve together with its delegees (the "Federal Reserve," and, collectively with the Department and the FDIC, the "Regulators") determine that the capital of the Company or of any of its banking subsidiaries, including, without limitation, Satilla Community Bank, a Georgia-chartered commercial bank, is inadequate in light of such Regulator's minimum capital requirements, such Regulator shall be entitled to direct the exercise, call or complete forfeiture of the Holder's rights under this Warrant, and the Company shall notify the Holder promptly upon any such action by a Regulator.


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


SECTION 4. MISCELLANEOUS.

         4.1 Reservation of Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant.

         4.2 No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company prior to exercise of this Warrant and irrevocable payment in good, collected funds of the Exercise Price therefor.

         4.3 Amendment. This Warrant may only be modified or amended and any provision hereof may only be waived by a writing executed by the Company and the Holder of this Warrant.

         4.4 Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective success and assigns permitted hereunder, and no other parties shall have any rights hereunder.

         4.5 Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

         4.6 Entire Agreement. Except as otherwise expressly provided herein, this Warrant (including the documents and instruments referred to herein) constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.


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


         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.


                                            SATILLA FINANCIAL SERVICES, INC.


                                    By:
                                            ------------------------------------
                                            Name:    Rodney E. Bennett
                                            Title:   President


                                    By:
                                            ------------------------------------
                                            Name:    David L. Knox, Sr.
                                            Title:   Chairman


                                            THE HOLDER



                                            ------------------------------------
                                            Name:


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




                                                                      SCHEDULE A


                               NOTICE OF EXERCISE
                     OF WARRANT TO PURCHASE COMMON STOCK OF
                        SATILLA FINANCIAL SERVICES, INC.


To:      Satilla Financial Services, Inc.


         The undersigned, the registered owner of this Warrant, hereby irrevocably elects to exercise the purchase rights represented thereby for, and to purchase thereunder, _________ shares of Common Stock of Satilla Financial Services, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates evidencing such shares be issued in the name of and be delivered to:

         Name:
                                      ------------------------------------------


         Address:                     ------------------------------------------


                                      ------------------------------------------

                                      ------------------------------------------


         Social Security or
           Tax I.D. Number:           ------------------------------------------

and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Dated:
        ------------------

                                        NAME OF HOLDER


                                     By:
                                        ----------------------------------------
                                        Name:

                               SUBSTITUTE FORM W-9

Under the penalties of perjury, I certify that:

         (1) the Social Security Number or Taxpayer Identification Number given below is correct; and

         (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

IMPORTANT INSTRUCTIONS: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated. For additional instructions, please refer to the attached "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9."


SIGNATURE*
          -----------------------------------

DATE:
     -----------------------,

----------------------

* If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.





                THIS NOTICE OF EXERCISE SHALL NOT BE GIVEN EFFECT
               BY THE COMPANY UNLESS THE HOLDER OF THE UNDERLYING
                 WARRANT HAS PROPERLY COMPLETED AND SIGNED BOTH
             THE NOTICE OF EXERCISE FORM AND THE SUBSTITUTE FORM W-9.